EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-47352, 333-32269, 333-32267, 333-89072 and 333-125484) on Forms S-8 of Independent Bank Corporation of our report dated March 13, 2012 with respect to the consolidated financial statements of Independent Bank Corporation, which report appears in this Annual Report on Form 10-K of Independent Bank Corporation for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
Grand Rapids, Michigan
March 13, 2012